                                                                EXHIBIT 10.1



                       ASSET AND STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                            RACING CHAMPIONS, INC.,

                               DODS-MEYER, LTD.,

                           RACING CHAMPIONS LIMITED,

                            GARNETT SERVICES, INC.,

                           HOSTEN INVESTMENT LIMITED,

                                  ROBERT DODS,

                                  BOYD MEYER,

                                  PETER CHUNG,

                          COLLECTIBLE CHAMPIONS, INC.

                                      AND

                            BANERJAN COMPANY LIMITED



                                 APRIL 30, 1996

                               TABLE OF CONTENTS

                                                                                                              Page
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.       Asset and Stock Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         (a)     Purchase and Sale of RCI Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         (b)     Contribution of Stock of Foreign Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         (c)     Purchase and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 (i)      Purchase and Sale of Assets of DM . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 (ii)     Assumption of Liabilities of DM . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 (iii)    Purchase Price For Assets of DM . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 (iv)     Purchase and Sale of Assets of RCL, GSI and HIL . . . . . . . . . . . . . . . . . . . 10
                 (v)      Assumption of Liabilities of RCL, GSI and HIL . . . . . . . . . . . . . . . . . . . . 11
                 (vi)     Purchase Price for Assets  of RCL, GSI and HIL  . . . . . . . . . . . . . . . . . . . 11
                 (vii)    Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 (viii)   Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 (ix)     Repayment of Minute Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         (d)     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         (e)     Deliveries at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

3.       Representations and Warranties of the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         (a)     Organization of the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         (b)     Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         (c)     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         (d)     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         (e)     Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         (f)     Title to Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         (g)     Condition of Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         (h)     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         (i)     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         (j)     Events Subsequent to December 31,1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         (k)     Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         (l)     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         (m)     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         (n)     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         (o)     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         (p)     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         (q)     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         (r)     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         (s)     Certain Business Relationships Concerning the Seller Stockholders  . . . . . . . . . . . . . . 23
         (t)     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24


         (u)     Product Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         (v)     Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         (w)     Environmental and Safety Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         (x)     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         (y)     Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         (z)     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         (aa)    Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         (bb)    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

4.       Representations and Warranties of RCI Stockholders Concerning the Stock Transaction  . . . . . . . . . 26
         (a)     Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         (b)     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         (c)     Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         (d)     Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         (e)     RCI Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         (f)     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

5.       Representations and Warranties of the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         (a)     Organization of the Buyers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         (b)     Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         (c)     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         (d)     Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         (e)     Conduct of Business; Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         (f)     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

6.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         (a)     By Seller Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         (b)     By Buyers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         (c)     Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 (i)      Basket  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 (ii)     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 (iii)    Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 (iv)     Recoupment Under Notes and Preferred Stock  . . . . . . . . . . . . . . . . . . . . . 31
                 (v)      Arbitration Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         (d)     Matters Involving Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         (e)     Treatment of Indemnification Payments and Calculation of Losses  . . . . . . . . . . . . . . . 35

7.       Noncompetition and Nonsolicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

8.       Confidentiality and Access to Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

9.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         (a)     Reimbursement of Tax Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

         (b)     Post-Closing Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 (i)      Prorations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 (ii)     Certain Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                 (iii)    Cooperation on Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                 (iv)     RCI Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         (c)     Press Releases and Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         (d)     No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         (e)     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         (f)     Succession and Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         (g)     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         (h)     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         (i)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         (j)     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         (k)     Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         (l)     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         (m)     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         (n)     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         (o)     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         (p)     Incorporation of Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         (q)     Employee Benefits Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         (r)     Transfer of Restricted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         (s)     Bulk Transfer Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         (t)     Submission to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         (u)     Change of Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

                       ASSET AND STOCK PURCHASE AGREEMENT

                 THIS ASSET AND STOCK PURCHASE AGREEMENT is entered into as of April 30, 1996, by and among RACING CHAMPIONS, INC., an Illinois corporation ("RCI"), DODS-MEYER, LTD., an Illinois corporation ("DM"), RACING CHAMPIONS LIMITED, a Hong Kong corporation ("RCL"), GARNETT SERVICES, INC., a British Virgin Island corporation ("GSI"), HOSTEN INVESTMENT LIMITED, a Hong Kong corporation ("HIL") (each of the foregoing a "Seller" and collectively, the "Sellers"), Robert Dods ("Dods"), Boyd Meyer ("Meyer"), Peter Chung ("Chung," and collectively with Dods and Meyer, the "Seller Stockholders") and COLLECTIBLE CHAMPIONS, INC., a Delaware corporation ("Domestic Buyer") and BANERJAN COMPANY LIMITED, a Hong Kong corporation ("Foreign Buyer," and together with the Domestic Buyer, the "Buyers"). The Buyers, the Seller Stockholders and the Sellers are referred to collectively herein as the "Parties."

                 This Agreement contemplates a transaction in which (i) the Domestic Buyer will purchase all of the outstanding capital stock of RCI, (ii) the Domestic Buyer will purchase substantially all of the assets and assume substantially all of the liabilities of DM and (iii) the Foreign Buyer will purchase substantially all of the assets and assume substantially all of the liabilities of RCL, GSI and HIL, all for aggregate consideration of cash in the amount of $1,728,107, Minute Notes in the principal amount of $19,526,667, Three Day Notes in the principal amount of $42,473,333, Senior Sub Notes in the principal amount of $8,000,000, Junior Sub Notes (Series A) in the principal amount of $16,675,251, Junior Sub Notes (Series B) in the principal amount of $1,195,233, 13,163.36 shares of Series A Preferred, and 145,334 shares of Voting Common.

                 Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                 1.       Definitions.

                 (a) "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

                 (b) "Acquired Assets" means, with respect to each Seller other than RCI, all of the right, title and interest in and to all of the assets of such Seller, including, without limitation, all of its (i) real property, leaseholds and subleaseholds therein, improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenants thereto;
(ii) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, tooling, goods in process and finished goods, furniture, automobiles, tools, molds, jigs and dies); (iii) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements, misappropriations and violations thereof and rights to protection of interests therein under the laws of all jurisdictions;
(iv) leases, subleases and rights thereunder; (v) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements and rights thereunder; (vi) accounts, notes and other receivables (including, without limitation, rights to receive payments pursuant to letters of credit); (vii) securities (not included in the definition of Cash); (viii) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (other than any such item relating to Taxes, except as set forth in paragraph 1(b) of the Disclosure Schedule);
(ix) franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies; and (x) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other similar printed or written materials. Notwithstanding the foregoing, the Acquired Assets shall not include, with respect to each Seller other than RCI,
(i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of such Seller as a corporation,
(ii) any of the rights of such Seller under this Agreement (or under any side agreement between such Seller on the one hand and any Buyer on the other hand entered into on or after the date of this Agreement) and (iii) any of the Excluded Assets of such Seller.

                 (c) "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                 (d) "Affiliated Group" means any affiliated group within the meaning of Code section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

                 (e) "Applicable Rate" means the corporate base rate of interest announced from time to time by Bank of Boston.

                 (f) "Assumed Liabilities" means, with respect to any Seller, all liabilities and obligations of such Seller (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) incurred in the Ordinary Course of Business on or prior to the Closing, including, without limitation, (i) all liabilities of such Seller set forth on the Most Recent Balance Sheet; (ii) all liabilities of such Seller described in the footnotes to such Seller's most recent audited balance sheet described in paragraph 3(h) below, (iii) all liabilities of such Seller which have arisen since the date of the Most Recent Balance Sheet in the Ordinary Course of Business; (iv) all liabilities of such Seller for fees and expenses (including legal, accounting and investment banking fees and expenses) such Seller has incurred in connection with this Agreement and the transactions contemplated hereby (including the expenses set forth on the Schedule of Expenses); (v) all liabilities and obligations of such Seller under their Employee Benefit Plans listed on the Schedule of Assumed Benefit Plans;
(vi) all liabilities and obligations of such Seller under the agreements, contracts, leases, licenses and other arrangements included in the Acquired Assets with respect to such Seller; (vii) all liabilities and obligations of such Seller for product liability claims or product warranty claims; and (viii) all other liabilities and obligations of such Seller set forth in the Schedule of Assumed Liabilities. Notwithstanding the foregoing, the Assumed Liabilities shall not include, with respect to each Seller, (i) any liability or obligation of such Seller under this Agreement (or under any side agreement between such Seller on the one hand and any Buyer on the other hand entered into on or after the date of this Agreement) and (ii) any of the Excluded Liabilities of such Seller.

                 (g) "Buyer Indemnified Parties" means the Buyers and their Affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns (including, without limitation, RCI (if the Closing occurs)).

                 (h) "Buyer Preferred Stock" means, collectively, (i) the Series A Preferred issued pursuant to this Agreement and (ii) the Domestic Buyer's Series A Preferred and Series B Preferred Stock, par value $.01 per share, to be issued to DM as of immediately following the Closing pursuant to a Securities Purchase Agreement, dated as of the date hereof, by and between the Domestic Buyer and DM.

                 (i) "Buyers" has the meaning set forth in the preface above.

                 (j) "Cash" means cash and cash equivalents including marketable securities and short term investments calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

                 (k) "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as it may be amended from time to time.

                 (l) "Closing" has the meaning set forth in paragraph 2(d) below.

                 (m) "Closing Date" has the meaning set forth in paragraph 2(d) below.

                 (n) "Code" means the Internal Revenue Code of 1986, as amended.

                 (o) "Confidentiality Agreement" means the Confidentiality Agreement previously executed by RCI and Willis Stein & Partners, L.P.

                 (p) "Disclosure Schedule" has the meaning set forth in paragraph 3 below.

                 (q) "Employee Benefit Plan" has the meaning set forth in paragraph 3(r) below.

                 (r) "Environmental, Health and Safety Laws" means all statutes, regulations, ordinances and other provisions having the force or effect of federal, state, local and foreign law, all judicial and administrative orders and determinations, and all common law concerning worker health and safety or the pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Occupational Safety & Health Act, each as it may be amended from time to time.

                 (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 (t) "Excluded Assets" means, with respect to each Seller, all (i) Cash of such Seller and (ii) assets of such Seller set forth on the Schedule of Excluded Assets.

                 (u) "Excluded Liabilities" means, with respect to each Seller, (i) all liabilities and obligations of such Seller (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) for any Tax (except as set forth in paragraph 1(u) of the Disclosure Schedule), breach of contract (other than product warranty claims), tort or violation of law including, without limitation, Environmental, Health and Safety Laws, (ii) all Indebtedness for Borrowed Money of such Seller and
(iii) all liabilities and obligations of such Seller set forth for such Seller on the Schedule of Excluded Liabilities.

                 (v) "Financial Statement" has the meaning set forth in paragraph 3(h) below.

                 (w) "Foreign Buyer" has the meaning set forth in the preface above.

                 (x) "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                 (y) "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 (z) "Hazardous Material" shall mean anything that is a "hazardous substance" pursuant to CERCLA, any substance that is a "solid waste" or "hazardous waste" pursuant to RCRA, any pesticide, pollutant, contaminant, toxic chemical, petroleum product or byproduct, asbestos, polychlorinated biphenyl, or radiation.

                 (aa) "Indebtedness for Borrowed Money" means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (iv) all capitalized lease liabilities of such Person; (v) all interest rate protection agreements of such Person (valued on a market quotation basis); (vi) all obligations of such Person secured by a contractual lien; and (vii) all guarantees of such Person in connection with any of the foregoing.

                 (bb) "Intellectual Property" means (a) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (f) all computer software (including data and related documentation); (g) all other proprietary rights; and (h) all copies and tangible embodiments in any of the foregoing (in whatever form or medium).

                 (cc) "Junior Sub Note (Series A)" has the meaning set forth in paragraph 2(a)(ii) below.

                 (dd) "Junior Sub Note (Series B)" has the meaning set forth in paragraph 2(a)(ii) below.

                 (ee) "Junior Subordinated Notes" means, collectively, the Junior Sub Notes (Series A) issued pursuant to this Agreement and the Junior Sub Notes (Series B) issued pursuant to this Agreement.

                 (ff) "Knowledge" means actual knowledge together with such knowledge that a reasonable person, acting in the capacity of a senior officer, director or stockholder, would obtain in the conduct of a business of the type, scope and scale of that which is conducted by the Sellers.

                 (gg) "Minute Note" has the meaning set forth in paragraph 2(c)(vi) below.

                 (hh) "Most Recent Balance Sheet" has the meaning set forth in paragraph 3(h) below.

                 (ii) "Most Recent Financial Statements" has the meaning set forth in paragraph 3(h) below.

                 (jj) "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice that is normal for a company conducting operations of the type, scope and scale of that which is conducted by the Sellers.

                 (kk) "Party" has the meaning set forth in the preface above.

                 (ll) "Permitted Security Interest" means (i) mechanic's, materialmen's and similar liens; (ii) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; and (iii) other liens arising in the Ordinary Course of Business and not incurred in connection with Indebtedness for Borrowed Money, each of which liens is reflected in the Most Recent Balance Sheet except for such liens which have arisen in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                 (mm) "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                 (nn) "Purchase Price" means an amount equal to the sum of the Asset Purchase Price and the Stock Purchase Price set forth in paragraph 2 below.

                 (oo) "RCI Share" means any share of the Common Stock, no par value per share, of RCI.

                 (pp) "RCI Stockholder" means any person who or which holds any RCI Shares.

                 (qq) "RCRA" shall mean the Resource Conservation and Recovery Act, as it may be amended from time to time.

                 (rr) "Related Person" means, with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual, "Related Person" means: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange
Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

                 (ss)     "Release" shall have the meaning set forth in CERCLA.

                 (tt) "Restricted Securities" means the Securities sold hereunder and any securities issued with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 9(r)(i) have been delivered by the Domestic Buyer in accordance with paragraph 9(r)(iii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Domestic Buyer, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 9(r)(i).

                 (uu) "Securities" means, collectively, the Minute Notes, the Three Day Notes, the Senior Sub Notes, the Junior Sub Notes (Series A), the Junior Sub Notes (Series B), the Series A Preferred and the Voting Common.

                 (vv) "Securities Act" means the Securities Act of 1933, as amended.

                 (ww) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (xx) "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

                 (yy) "Seller Indemnified Parties" means the Sellers and their Affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns.

                 (zz) "Seller Parties" means the Sellers (but not including RCI after the Closing if the transaction contemplated to occur at the Closing is consummated) and the Seller Stockholders.

                 (aaa) "Seller Stockholder" has the meaning set forth in the preface above.

                 (bbb) "Senior Sub Note" has the meaning set forth in paragraph 2(a)(ii) below.

                 (ccc) "Series A Preferred" has the meaning set forth in paragraph 2(c)(vi) below.

                 (ddd) "Special Excluded Liabilities" means, with respect to each Seller, (i) all Excluded Liabilities as to which any Seller Stockholder has Knowledge as of the Closing, (ii) all liabilities and obligations of such Seller (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) for any Tax (except as set forth in paragraph 1(u) of the Disclosure Schedule), and (iii) all Indebtedness for Borrowed Money of such Seller.

                 (eee) "Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, by and among the Domestic Buyer, the Seller Stockholders and others, as such agreement is amended, modified or supplemented from time to time.

                 (fff) "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.

                 (ggg) "Tax" or "Taxes" means (A) any federal, state, local, or foreign income, franchise or other tax, of any kind whatsoever, gross receipts, sales, use, value added or alternative or added on minimum tax, including any interest, penalty, or addition thereto, whether disputed or not;
(B) the liability of any Seller for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

                 (hhh) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

                 (iii) "Three Day Note" has the meaning set forth in paragraph 2(a)(ii) below.

                 (jjj) "Voting Common" has the meaning set forth in paragraph 2(c)(vi) below.

                 2.       Asset and Stock Purchase.

                 (a)      Purchase and Sale of RCI Shares.

                          (i)     Basic Transaction.  On and subject to the
terms and conditions of this Agreement, the Domestic Buyer agrees to purchase from each of the RCI Stockholders, and each of the RCI Stockholders agrees to sell to the Domestic Buyer, all of his RCI Shares for the consideration specified below in this paragraph 2(a).

                          (ii)    Purchase Price.  The Domestic Buyer agrees to
pay to each RCI Stockholder at the Closing the aggregate purchase price set forth opposite the name of such RCI Stockholder on the Schedule of Sellers attached hereto (the "Stock Purchase Price") by delivery to such RCI Stockholder of:

                                  [a]      a Three Day Promissory Note (a
         "Three Day Note") in the form of Exhibit A attached hereto (including the irrevocable letter of credit attached thereto securing such note), in the initial principal amount set forth opposite the name of such RCI Stockholder on the Schedule of Sellers attached hereto, reduced dollar-for-dollar by an amount equal to such RCI Stockholder's pro rata portion of the obligations of RCI set forth on the Schedule of RCI Obligations attached hereto (based on the percentage of all RCI Shares to be sold by such RCI Stockholder);

                                  [b]      a Senior Subordinated Promissory
         Note (a "Senior Sub Note") in the form of Exhibit B attached hereto, in the initial principal amount set forth opposite the name of such RCI Stockholder on the Schedule of Sellers attached hereto;

                                  [c]      a Series A Junior Subordinated
         Promissory Note (a "Junior Sub Note (Series A)") in the form of Exhibit C attached hereto, in the initial principal amount set forth opposite the name of such RCI Stockholder on the Schedule of Sellers attached hereto;

                                  [d]      a Series B Junior Subordinated
         Promissory Note (a "Junior Sub Note (Series B)") in the form of Exhibit D attached hereto, in the initial principal amount set forth opposite the name of such RCI Stockholder on the Schedule of Sellers attached hereto.

                 (b) Contribution of Stock of Foreign Buyer. Immediately after the consummation of the transactions contemplated by paragraph 2(a) above, but before the consummation of the transactions contemplated by paragraph 2(c) below, the Domestic Buyer shall contribute to RCI all of the Foreign Buyer's shares of capital stock which are then issued and outstanding.

                 (c)      Purchase and Sale of Assets.

                          (i)     Purchase and Sale of Assets of DM.  On and
subject to the terms and conditions of this Agreement, the Domestic Buyer agrees to purchase from DM, and DM agrees to sell, transfer, convey and deliver to the Domestic Buyer, all of the Acquired Assets of DM at the Closing for the consideration specified in clauses (ii) and (iii) below; provided that, at the Domestic Buyer's option, DM agrees to sell, transfer, convey and deliver all of the Acquired Assets of DM to RCI (rather than the Domestic Buyer) at the Closing.

                          (ii)    Assumption of Liabilities of DM.  On and
subject to the terms and conditions of this Agreement, the Domestic Buyer agrees to assume and become liable for all of the Assumed Liabilities of DM at the Closing; provided that, at the Domestic Buyer's option, RCI (rather than the Domestic Buyer) will assume and become liable for all of the Assumed Liabilities of DM at the Closing. Neither the Domestic Buyer nor RCI will assume or have any responsibility, however, with respect to any liabilities of DM (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) other than the Assumed Liabilities of DM.

                          (iii)   Purchase Price For Assets of DM.  The
Domestic Buyer agrees to pay to DM at the Closing the aggregate purchase price set forth opposite DM's name on the Schedule of Sellers attached hereto (with respect to DM, DM's "Asset Purchase Price") by delivery to DM of:

                                  [a]      cash in the amount set forth
         opposite DM's name on the Schedule of Sellers attached hereto, which cash will be paid by wire transfer of immediately available funds;

                                  [b]      a Three Day Note in the initial
         principal amount set forth opposite DM's name on the Schedule of Sellers attached hereto;

                                  [c]      a Senior Sub Note in the initial
         principal amount set forth opposite DM's name on the Schedule of Sellers attached hereto;

                                  [d]      a Junior Sub Note (Series A) in the
         initial principal amount set forth opposite DM's name on the Schedule of Sellers attached hereto; and

                                  [e]      a Junior Sub Note (Series B) in the
         initial principal amount set forth opposite DM's name on the Schedule of Sellers attached hereto.

                          (iv)    Purchase and Sale of Assets of RCL, GSI and
HIL. On and subject to the terms and conditions of this Agreement, the Foreign Buyer agrees to purchase from each of RCL, GSI and HIL, and each of RCL, GSI and HIL agrees to sell, transfer, convey and deliver to the Foreign Buyer, all of the Acquired Assets of such Seller at the Closing for the consideration specified in clauses (v) and (vi) below.

                          (v)     Assumption of Liabilities of RCL, GSI and
HIL. On and subject to the terms and conditions of this Agreement, the Foreign Buyer agrees to assume and become liable for the Assumed Liabilities of each of RCL, GSI and HIL at the Closing. The Foreign Buyer will not assume or have any responsibility, however, with respect to any of the liabilities of RCL, GSI and HIL (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) other than the Assumed Liabilities of RCL, GSI and HIL.

                          (vi)    Purchase Price for Assets  of RCL, GSI and
HIL. The Foreign Buyer agrees to pay to each of RCL, GSI and HIL at the Closing the aggregate purchase price set forth opposite the name of such Seller on the Schedule of Sellers attached hereto (with respect to each such Seller, such Seller's "Asset Purchase Price") by delivery to such Seller of:

                                  [a]      a Minute Note (a "Minute Note") in
         the form of Exhibit E attached hereto, in the initial principal amount set forth opposite the name of such Seller on the Schedule of Sellers attached hereto;

                                  [b]      a Senior Sub Note in the initial
         principal amount set forth opposite the name of such Seller on the Schedule of Sellers attached hereto;

                                  [c]      a Junior Sub Note (Series A) in the
         initial principal amount set forth opposite the name of such Seller on the Schedule of Sellers attached hereto;

                                  [d]      the number of shares of the Domestic
         Buyer's Series A Preferred Stock, par value $.01 per share (the "Series A Preferred") set forth opposite the name of such Seller on the Schedule of Sellers attached hereto; and

                                  [e]      the number of shares of the Domestic
         Buyer's Common Stock, par value $.01 per share (the "Voting Common") set forth opposite the name of such Seller on the Schedule of Sellers attached hereto.

                          (vii)   Allocation.  The Parties agree to allocate
the aggregate Asset Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit F.

                          (viii)  Cash Payments.  Immediately prior to the
Closing, RCI shall have paid to the RCI Stockholders an aggregate amount equal to the Cash held by RCI as of the Closing. RCI may cause such payments to be made to the RCI Stockholders in the form of a dividend or a redemption in accordance with the allocation set forth on Exhibit G. Immediately prior to the Closing, each of RCL, GSI and HIL shall have paid to their stockholders an aggregate amount equal to the Cash held by such Sellers as of the Closing. RCL, GSI and HIL may cause such payments to be made to their stockholders in the form of a dividend or a redemption.

                          (ix)    Repayment of Minute Notes.  At  the Closing,
the Foreign Buyer shall repay the Minute Notes in full in cash, which cash will be paid by wire transfer of immediately available funds.

                 (d) The Closing. The closing of the transactions contemplated by paragraphs 2(a), 2(b) and 2(c) of this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, commencing at 9:00 a.m. local time on the date of this Agreement (the "Closing Date").

                 (e) Deliveries at the Closing. At the Closing, (i) the Sellers will execute, acknowledge (if appropriate) and deliver to the Buyers [a] assignments (including real property and intellectual property transfer documents) in the forms attached hereto as Exhibits H-1 through H-5 and [b] such other instruments of sale, transfer, conveyance and assignment as the Buyers and their counsel reasonably may request; (ii) the Buyers will execute, acknowledge (if appropriate) and deliver to the Sellers [a] an assumption in the form attached hereto as Exhibits H-1 through H-5 and [b] such other instruments of assumption as the Sellers and their counsel reasonably may request; (v) each of the RCI Stockholders will deliver to the Domestic Buyer stock certificates representing all of his or its RCI Shares, endorsed in blank or accompanied by duly executed assignment documents and (iii) the Buyers will deliver to the Sellers and the RCI Stockholders the consideration specified on paragraphs 2(a)(ii), 2(c)(iii) and 2(c)(vi) above. In addition, the Buyers shall repay the full amount of principal and interest, in the amount of $1,140,000 outstanding under that certain Note, dated December 30, 1993, from RCI in favor of Chung.

                 3. Representations and Warranties of the Sellers. The Sellers and the Seller Stockholders hereby make the representations and warranties set forth in this paragraph 3 as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this paragraph 3.

                 (a) Organization of the Sellers. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (to the extent the concept of "good standing" or an equivalent concept is applicable in such jurisdiction) and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Each Seller possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of each Seller's charter documents and bylaws, which have been furnished to the Buyers' special counsel, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of RCI, which have been delivered to the Buyers' special counsel, are correct and complete. No Seller is in default under or in violation of any provision of its charter document or bylaws.

                 (b) Authorization of Transaction. Each of the Sellers has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of each of the Sellers and the stockholders of each of the Sellers have duly authorized the execution, delivery and performance of this Agreement by such Seller. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

                 (c) Capitalization. The authorized, issued and outstanding capital stock of each Seller is as set forth in the paragraph 3(c) of the Disclosure Schedule attached hereto. All of the issued and outstanding shares of each Seller's capital stock have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned of record and beneficially as set forth in the paragraph 3(c) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which any Seller is a party or which are binding upon any Seller providing for the issuance, disposition or acquisition of any of their capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any Seller. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of any Seller. Except as set forth on paragraph 3(c) of the Disclosure Schedule, each Seller is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

                 (d) Noncontravention. Except as set forth in paragraph 3(d) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in paragraph 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any of the Sellers is subject or any provision of the charter or by- laws of any of the Sellers or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Sellers is a party or by which they are bound or to which any of their assets are subject (or result in the imposition of any Security Interest upon any of their assets). The foregoing representation and warranty shall not apply to any contract, instrument or other arrangement pursuant to which any Seller licenses rights from racing teams, sponsors, drivers, team owners or their agents or assigns (the "Racing Licenses"). To the Knowledge of the Seller Stockholders, paragraph 3(d) of the Disclosure Schedule lists each Racing License. Paragraph 3(d) of the Disclosure Schedule also identifies which of the listed Racing Licenses expressly requires a consent to a change in control of RCI, and each listed Racing License with respect to which such a consent has been obtained by RCI. Paragraph 3(d) of the Disclosure Schedule also describes the steps the Sellers have taken to reach their conclusion that the information set forth on paragraph 3(d) of the Disclosure Schedule is accurate and complete. None of the Sellers needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in paragraph 2 above); provided, however, that notwithstanding anything else in this Agreement to the contrary, the Sellers make no representations or warranties as to the requirements of the parties under the Hart-Scott-Rodino Act.

                 (e) Brokers' Fees. No Seller has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Buyer could become liable or obligated, except as set forth in paragraph 3(e) of the Disclosure Schedule.

                 (f) Title to Tangible Assets. Except as set forth in paragraph 3(f) of the Disclosure Schedule, each of the Sellers has good title to, or a valid leasehold interest in, all of its Acquired Assets, as of the Closing, free and clear of any Security Interest (other than Permitted Security Interests) or restriction on transfer. Except as set forth in paragraph 3(f) of the Disclosure Schedule, RCI has good title to, or a valid leasehold interest in, all of its assets, as of the Closing, free and clear of any Security Interest (other than Permitted Security Interests). The Acquired Assets of the Sellers, together with all of the assets of RCI, as of immediately following the Closing will constitute all assets necessary for the Buyers and RCI to conduct the business and operations of the Sellers as currently conducted.

                 (g) Condition of Tangible Assets. Each tangible asset included in the Acquired Assets, together with the assets owned by RCI, has been maintained in accordance with normal industry practice and is in good operating condition and repair (reasonable wear and tear excepted).

                 (h) Financial Statements. Attached hereto as Exhibit I are the following financial statements (collectively the "Financial Statements"): (i) audited, combined balance sheets and statements of income and statements of shareholders' investment and cash flow as of and for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 for RCI and DM; (ii) audited balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended March 31, 1993, March 31, 1994 and March 31, 1995 for RCL; (iii) an audited balance sheet and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended March 31, 1995 for HIL; (iv) an unaudited, combined balance sheet and statements of income and changes in stockholders' equity as of and for the fiscal years ended March 31, 1996, March 31, 1995, March 31, 1994 and March 31, 1993 for HIL, GSI and RCL; (v) unaudited combined balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the three months ended March 31, 1996 for RCI and DM; (vi) unaudited combined balance sheets and statement of income and changes in stockholders equity and cash flow as of and for the fiscal years ended December 31, 1994, and, December 31, 1995 for the Sellers; and (vii) an unaudited combined balance sheet (the "Most Recent Balance Sheet") and statements of income and changes in stockholders equity and cash flow (the "Most Recent Financial Statements") as of and for the three month period ended March 31, 1996 for the Sellers. Except as set forth in paragraph 3(h) of the Disclosure Schedule, the Financial Statements (including the notes thereto) have been prepared from the books and records of the applicable Seller(s) in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the applicable Sellers as of such dates and the results of operations and cash flows of the Sellers for such periods; provided, however, that the unaudited Financial Statements, including the Most Recent Financial Statements, are subject to normal year-end adjustments and lack footnotes and other presentation items.

                 (i) Liabilities. Except as set forth on paragraph 3(i) of the Disclosure Schedule, none of the Sellers has any existing liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), except for (i) liabilities disclosed on the Most Recent Balance Sheet; (ii) all liabilities of such Seller described in the footnotes to such Seller's most recent audited balance sheet described in paragraph 3(h) above, (iii) liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business; (iv) liabilities disclosed under any paragraph of the Disclosure Schedule; (v) the items described in clauses (iv) through (viii) of the definition of "Assumed Liabilities" in paragraph 1(f) above; and (vi) Assumed Liabilities incurred after the date of Most Recent Balance Sheet. Without limiting the generality of the foregoing, to the actual knowledge of the Seller Stockholders, none of the Sellers has any existing liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of product liability claims or warranty claims.

                 (j) Events Subsequent to December 31,1995. Since December 31, 1995, there has not been any material adverse change in the business, financial condition and results of operations of the Sellers taken as a whole. Without limiting the generality of the foregoing, since that date, except as set forth in paragraph 3(j) of the Disclosure Schedule or as contemplated by this Agreement and the transactions contemplated hereby:

                          (i) none of the Sellers has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                          (ii) none of the Sellers has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

                          (iii)   none of the Sellers has accelerated,
         terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which any of the Sellers is a party or by which any of them is bound outside the Ordinary Course of Business;

                          (iv) none of the Sellers has imposed any Security Interest upon any of its assets, tangible or intangible;

                          (v) none of the Sellers has made, failed to make, or delayed making, any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

                          (vi) none of the Sellers has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions);

                          (vii) none of the Sellers has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any Indebtedness for Borrowed Money or capitalized lease obligation either involving more than $500,000 singly or $1,000,000 in the aggregate;

                          (viii) none of the Sellers has delayed or postponed the payment of accounts payable or other liabilities outside the Ordinary Course of Business;

                          (ix)    none of the Sellers has directly or
         indirectly accelerated or taken any steps to accelerate receipt of (or actually received) payment of accounts receivable or other current assets outside the Ordinary Course of Business;

                          (x) none of the Sellers has delayed investments in or advancements to other Persons;

                          (xi)    none of the Sellers has canceled,
         compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

                          (xii) none of the Sellers has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                          (xiii) there has been no change made or authorized in the charter or by-laws of any of the Sellers;

                          (xiv) none of the Sellers has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                          (xv) none of the Sellers has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

                          (xvi) none of the Sellers has made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

                          (xvii) none of the Sellers has granted any increase in the base compensation of any of its directors, officers and employees outside the Ordinary Course of Business;

                          (xviii) none of the Sellers has made any material change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

                          (xix) none of the Sellers has entered into any employment contract or collective bargaining agreement or modified the terms of any existing such contract or agreement;

                          (xx) none of the Sellers has adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit Plan); and

                          (xxi) none of the Sellers has made or pledged to make any charitable contribution outside the Ordinary Course of Business; and

                          (xxii) none of the Sellers has committed to any of the foregoing.

                 (k) Legal Compliance. Except as set forth on paragraph 3(k) of the Disclosure Schedule, each of the Sellers has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), including all Environmental, Health and Safety Laws.

                 (l)      Tax Matters.

                          (i)     Each of the Sellers has filed all Tax Returns
that it was required to file, and has paid all Taxes currently due and owing. All such Tax Returns were prepared in compliance with all applicable laws and regulations, and are correct and complete in all material respects. All Taxes of RCI accrued as of the date of the Most Recent Balance Sheet are reserved for on the Financial Statements. The charges, accruals and reserves for such Taxes (excluding any provision for deferred income taxes) reflected on the Financial Statements are adequate to cover such Taxes.

                          (ii)    Paragraph 3(l) of the Disclosure Schedule
lists all Tax Returns filed with respect to each of the Sellers for taxable periods ending on or after January 1, 1992, indicates those Tax Returns that have been audited, indicates those Tax Returns that currently are the subject of audit and contains a list of each state, territory and jurisdiction (whether foreign or domestic) in which each Seller is required to file Tax Returns. The Sellers have delivered to the Buyers correct and complete copies of all federal Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Sellers for taxable periods ending on or after January 1, 1992.

                          (iii)   None of the Sellers has waived any statute of
limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment, collection or deficiency.

                          (iv)    None of the Sellers is a party to any Tax
allocation or sharing agreement.

                          (v)     RCI has never been a member of an Affiliated
Group or filed or been included in a combined, consolidated or unitary Tax Return, and none of the other Sellers has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was one of the Sellers).

                          (vi)    Each of the Sellers has withheld and paid all
taxes required to have been withheld and paid in connection with amounts paid or owing to any employee in connection with his or her employment with the Sellers.

                          (vii)   No deficiency or proposed adjustment which
has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against any Seller and there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the Knowledge of the Seller Stockholders, threatened against or with respect to any Seller. No claim has ever been made by a taxing authority in a jurisdiction where any Seller does not file Tax Returns that such Seller is or may be subject to Taxes assessed by such jurisdiction. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Acquired Assets of the Sellers or upon the assets of RCI as of immediately prior to the Closing. The Assumed Liabilities do not include any obligation to make any payments that will be nondeductible under section 280G of the Code (or any corresponding provision of state, local or foreign income tax law). RCI has not made any election under section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law). RCI will not be required [a] as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date or [b] as a result of any "closing agreement," as described in section 7121 of the Code (or any corresponding provision of state, local or foreign income tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date. No Seller owns an interest in real property in the State of New York or in any other jurisdiction in which a Tax (other than a net income or franchise tax) is imposed on the gain on a transfer of an interest in real property. The Domestic Buyer will not be required to deduct and withhold any amount pursuant to section 1445(a) of the Code upon the transfer of the Acquired Assets of DM or the RCI Shares to the Domestic Buyer.

                 (m)      Real Property.

                          (i)     Except as set forth on paragraph 3(m) of the
Disclosure Schedule, the Sellers do not own, and have never owned, any real property.

                          (ii)    Paragraph 3(m)(ii) of the Disclosure Schedule
lists all real property leased or subleased to any of the Sellers. The Sellers have delivered to the Buyers correct and complete copies of the leases and subleases listed on paragraph 3(m)(ii) of the Disclosure Schedule (collectively, the "Leases"). Each of the Leases is legal, valid, binding, enforceable and in full force and effect. The Sellers are not, and to the Knowledge the Seller Stockholders no other party to such Leases is, in breach or default of such Lease and no event has occurred which, with notice or lapse of time, would constitute such a breach or default by Sellers or permit termination, modification or acceleration under the Leases. No Seller nor any other party to any Lease has repudiated any provision thereof and there are no material disputes, oral agreements or forbearance programs in effect as to any Lease. The Leases have not been modified in any material respect, except to the extent that such modifications are disclosed by the documents delivered to Buyers, and the Sellers have not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leases. All buildings and all components of all buildings, structures and other improvements included within leased or subleased property are in good condition and repair (reasonable wear and tear excepted) and adequate to operate such facilities as currently used. There are no proceedings in eminent domain or other similar proceedings pending or, to the Knowledge of any Seller Stockholders, threatened, affecting any portion of the leased or subleased property, and there exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any person of the leased or subleased property. All facilities leased or subleased under the Leases have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules and regulations.

                 (n)      Intellectual Property.

                          (i)     Except as set forth on paragraph 3(n) of the
Disclosure Schedule, the Sellers are not infringing any Intellectual Property rights of others in the operation of their businesses, as currently conducted, nor to the Seller Stockholders' Knowledge, is any other person infringing the Intellectual Property rights of the Sellers. Except as set forth on paragraph 3(n) of the Disclosure Schedule, the Sellers have not received any claim or notice alleging any such infringement during the past 12 months (including any claim that any of the Sellers must license or refrain from using any Intellectual Property rights of any third party).

                          (ii)    Paragraph 3(n)(ii) of the Disclosure Schedule
identifies each patent or registration which has been issued to or owned by any of the Sellers with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Sellers has made with respect to any of its Intellectual Property, and identifies each license, agreement or other permission which any of the Sellers has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered or made available to the Buyers correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). Paragraph 3(n)(ii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Sellers in connection with any of their businesses. With respect to each item of Intellectual Property required to be identified in 3(n)(ii) of the Disclosure Schedule, except as set forth therein:

                                  [a]      the Sellers possess all right, title
         and interest in and to the item, free and clear of any Security
         Interest;

                                  [b]      the item is not subject to any
         outstanding injunction, judgment, order, decree, ruling or charge;

                                  [c]      no action, suit, proceeding,
         hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Seller Stockholders is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                                  [d]      none of the Sellers has ever agreed
         to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                          (iii)   Paragraph 3(n)(iii) of the Disclosure
Schedule identifies each license, sublicense, agreement or permission pursuant to which any of the Sellers use any material item of Intellectual Property that any third party owns. The Sellers have delivered or made available to the Buyers correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each such license, sublicense, agreement or permission:

                                  [a]      such license, sublicense, agreement
         or permission is legal, valid, binding, enforceable and in full force and effect;

                                  [b]      the Sellers are not, and to the
         Knowledge of the Seller Stockholders the other parties to such license, sublicense, agreement or permission are not, in breach or default thereunder;

                                  [c]      the underlying item of Intellectual
         Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                                  [d]      no action, suit, proceeding,
         hearing, investigation, claim or demand is pending or, to the Knowledge of the Seller Stockholders, is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                                  [e]      none of the Sellers has granted any
         sublicense or similar right with respect to the license, sublicense, agreement or permission.

                 The items of Intellectual Property set forth in paragraphs 3(n)(ii) and (iii) of the Disclosure Schedule comprise all of the Intellectual Property rights necessary for the operation of the businesses of the Sellers as currently conducted.

                 (o) Contracts. Paragraph 3(o) of the Disclosure Schedule lists the following oral and written contracts to which any of the Sellers is a party:

                          (i)     any agreement (or group of related
         agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

                          (ii)    any agreement (or group of related
         agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $100,000 (other than purchase orders with customers or suppliers entered into in the Ordinary Course of Business);

                          (iii) any agreement concerning a partnership or joint venture;

                          (iv)    any agreement (or group of related
         agreements) under which any Seller has created, incurred, assumed or guaranteed any Indebtedness for Borrowed Money, or any capitalized lease obligation in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                          (v) any agreement restricting such Seller's ability to compete with another Person;

                          (vi)    any agreement involving any Seller
         Stockholder or Related Person of such Seller Stockholder (other than any of the Sellers) involving consideration in excess of $100,000;

                          (vii) any agreement with any other Seller outside the Ordinary Course of Business;

                          (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation or severance plan for the benefit of its current or former directors, officers and employees;

                          (ix)    any collective bargaining agreement;

                          (x) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or providing severance benefits in excess of $50,000;

                          (xi) any agreement under which any Seller has advanced or loaned any amount to any of its directors, officers and employees in excess of $50,000; and

                          (xii) any other contract entered into outside the Ordinary Course of Business (or group of related agreements) the performance of which involves consideration in excess of $100,000.

                 The Sellers have delivered or made available to the Buyers a correct and complete copy of each written contract or other agreement listed in paragraph 3(o) of the Disclosure Schedule (as amended to date). With respect to each such agreement, (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) the Sellers are not, and to the Knowledge of the Seller Stockholders the other party to such contract is not, in breach or default of such agreement, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (iii) the Sellers have not, and to the Knowledge of the Seller Stockholders no other party to such agreement has, repudiated any provision of the agreement.

                 (p) Inventory. The inventory of the Sellers consists of finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the Most Recent Financial Statements.

                 (q) Litigation. Paragraph 3(q) of the Disclosure Schedule sets forth each instance in which any Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or, to the Knowledge of the Seller Stockholders, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

                 (r)      Employee Benefits.

                          (i)     Paragraph 3(r) of the Disclosure Schedule
sets forth an accurate and complete list of (A) each "employee benefit plan" (as such term is defined in section 3(3) of ERISA) at any time contributed to, maintained or sponsored by any of the Sellers; and (B) each other deferred compensation, severance, stock, bonus, incentive, insurance and any other similar employee benefit arrangement (including, without limitation, each employment, compensation, or severance agreement) of any kind contributed to, maintained or sponsored by any of the Sellers for the benefit of any present employee, consultant, officer or director of any of the Sellers. Each such item listed in paragraph 3(r) of the Disclosure Schedule pursuant to this subparagraph (i) is referred to herein as an "Employee Benefit Plan."

                          (ii)    No Employee Benefit Plan is required or
intended to be qualified within the meaning of section 401(a) of the Code.
Each Employee Benefit Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and in compliance in all material respects with all applicable laws and regulations, including, but not limited to, ERISA and the Code, and all required premiums, contributions, deposits and reimbursement under each such Employee Benefit Plan as of the Closing Date have been properly made. To the Knowledge of the Seller Stockholders, there are no pending or threatened actions, suits, investigations or claims with respect to any Employee Benefit Plan (other than routine claims for benefits).

                          (iii)   None of the Sellers has at any time
contributed to, maintained, sponsored or incurred any liability with respect to any "employee pension benefit plan" (as such term is defined in section 3(2) of ERISA) or any "multiemployer plan" (as such term is defined in section 3(37) of ERISA).

                          (iv)    Except as set forth in paragraph 3(r) of the
Disclosure Schedule, none of the Employee Benefit Plans obligates any of the Sellers to pay any separation, severance, termination or similar benefit in excess of $50,000 (in the aggregate) solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of section 280G of the Code.

                 (s) Certain Business Relationships Concerning the Seller Stockholders. Except as set forth in paragraph 3(s) of the Disclosure Schedule, no Seller Stockholder or Related Person of such Seller Stockholder, is involved, or has been involved within the past five years, in any business arrangement or relationship with any Sellers or any supplier, customer licensee, licensor or lessor of any Seller (or any Related Person of such Person), no Seller Stockholder or Related Person of such Seller Stockholder, owns any asset, tangible or intangible, which is used in the business of any Seller. Without limiting the generality of the foregoing, except as set forth in paragraph 3(s) of the Disclosure Schedule, no Seller Stockholder or Related Person of such Seller Stockholder, has any economic interest in any supplier, customer licensee, licensor or lessor of any Seller (or any Related Person of such Person) or has made payments of any kind to, has received payments of any kind from, has made any loans or advances to, or guarantees for the benefit of, or borrowed amounts from any supplier, customer licensee, licensor or lessor of any Seller (or any Related Person of such Person).

                 (t) Accounts Receivable. The accounts receivable of the Sellers as reflected on the Most Recent Financial Statements have arisen from bona fide transactions in the Ordinary Course of Business and are collectible net of any applicable reserves set forth on the Most Recent Financial Statements.

                 (u) Product Warranty. Paragraph 3(u) of the Disclosure Schedule sets forth a description of all express warranties provided by the Sellers with respect to products sold by them and includes a copy of the standard terms and conditions of sale for each of the Sellers. All anticipated warranty expenses for products sold by the Sellers through the Closing Date will not exceed $100,000.

                 (v) Labor Matters. The Sellers are not a party to or bound by any union or collective bargaining agreement. The Sellers are not a party to any pending arbitration or grievance proceeding or other claim relating to any labor contract nor, to the Knowledge of the Seller Stockholders, is any such action threatened. Within the previous 12 months, the Sellers have not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with their business, and there is currently no labor strike, request for representation, slowdown or stoppage actually pending, or to the Knowledge of the Seller Stockholders, threatened against the Sellers. Except as set forth in paragraph 3(v) of the Disclosure Schedule, to the Knowledge of the Seller Stockholders, no key executive employee and no group of employees or independent contractors of any Seller currently intends to terminate his, her or its employment or relationship as an independent contractor with any Seller. Each Seller has complied in all material respects with all applicable laws relating to the employment of personnel and labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, the Worker Adjustment and Retraining Act, and the Immigration Reform and Control Act of 1986 (in each case only to the extent such laws are applicable to such Seller). Paragraph 3(v) of the Disclosure Schedule sets forth the names, present annual rate of compensation (including salary, bonuses and commissions) of all persons employed by each Seller (including independent contractors) whose annual rate of compensation exceeded $50,000 in 1995. The Sellers have provided to Buyers all written employment agreements with employees of the Sellers which are presently in effect.

                 (w)      Environmental and Safety Matters.

                          (i)     The Sellers have complied and are in
compliance with all Environmental, Health and Safety Laws.

                          (ii)    No Seller has received any written or oral
notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any Seller or the facilities of any Seller and arising under Environmental, Health and Safety Laws.

                          (iii)   No Seller has treated, stored, disposed of,
arranged for or permitted the disposal of, transported, handled or Released any substance, including without limitation any Hazardous Material, or owned or operated any facility or property, so as to give rise to liabilities of any Seller for response costs, natural resource damages or attorneys fees pursuant to CERCLA or other Environmental, Health and Safety Laws.

                 (x) Insurance. Paragraph 3(x) of the Disclosure Schedule lists and briefly describes each insurance policy maintained by each Seller with respect to its properties, assets and business. All of such insurance policies are in full force and effect, and no Seller is in default with respect to its obligations under any such insurance policies.

                 (y) Product Liability. None of the Sellers has received any written claim in the three-year period prior to the date of this Agreement arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by any of the Sellers.

                 (z) Subsidiaries. No Seller owns or holds any rights to acquire any shares of stock or any other security or interest in any other Person, and no Seller has, or has ever had, any Subsidiaries.

                 (aa)     Investment Representations.

                          (i)     Paragraph 3(aa) of the Disclosure Schedule
sets forth each Person who is the intended ultimate beneficial owner of the cash and Securities which comprise the Purchase Price to be paid to the Sellers and RCI Stockholders hereunder.

                          (ii)    Each Seller understands that the Securities
have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; [b] is acquiring the Securities solely for its own account for investment purposes, and not with a view to the distribution thereof; [c] is a sophisticated investor with knowledge and experience in business and financial matters; [d] has received certain information concerning the Domestic Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Securities; [e] is able to bear the economic risk and lack of liquidity inherent in holding the Securities; and [f] is an Accredited Investor.

                 (bb) Disclosure. Neither the representations and warranties contained in this Agreement nor the statements made in the Disclosure Schedule contain any untrue statement of a material fact or, to the Knowledge of the Seller Stockholders, omit, when considered as a whole, a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                 4. Representations and Warranties of RCI Stockholders Concerning the Stock Transaction. Each of the RCI Stockholders hereby individually, and not jointly, makes the representations and warranties set forth in this paragraph 4 as to such RCI Stockholder as of the date of this Agreement.

                 (a) Authorization of Transaction. The RCI Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the RCI Stockholder, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles. The RCI Stockholder need not give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                 (b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will [a] violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the RCI Stockholder is subject or [b] conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the RCI Stockholder is a party or by which he is bound or to which any of his assets is subject.

                 (c) Brokers' Fees. The RCI Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Buyer could become liable or obligated.

                 (d) Investment. The RCI Stockholder [a] understands that the Securities have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; [b] is acquiring the Securities solely for his or its own account for investment purposes, and not with a view to the distribution thereof; [c] is a sophisticated investor with knowledge and experience in business and financial matters; [d] has received certain information concerning the Domestic Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Securities; [e] is able to bear the economic risk and lack of liquidity inherent in holding the Securities; and [f] is an Accredited Investor.

                 (e) RCI Shares. The RCI Stockholder holds of record and owns beneficially the number of RCI Shares set forth next to his name on the Schedule of Sellers, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Except as set forth in paragraph 4(e) of the Disclosure Schedule, the Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require the RCI Stockholder to sell, transfer or otherwise dispose of any capital stock of RCI (other than this Agreement). The RCI Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of RCI.

                 (f) Capitalization. The entire authorized capital stock of RCI consists of 5,000 RCI Shares, of which 1,000 RCI Shares are issued and outstanding. All of the issued and outstanding RCI Shares held by the RCI Stockholder have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by the RCI Stockholders as set forth in paragraph 4 of the Disclosure Schedule. Except as set forth in paragraph 4 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscriptions rights, conversion rights, exchange rights or other contracts or commitments that could require RCI to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to RCI. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of RCI.

                 5. Representations and Warranties of the Buyer. The Buyer hereby makes the representations and warranties set forth in this paragraph 5 as of the date of this Agreement to the Sellers and the Seller Stockholders.

                 (a) Organization of the Buyers. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                 (b) Authorization of Transaction. Each Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Buyer, enforceable in accordance with its terms and conditions, except such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights generally and by general equitable principles.

                 (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in paragraph 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject or any provision of its charter or by-laws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). No Buyer needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in paragraph 2 above).

                 (d) Brokers' Fees. No Buyer has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers or Buyer could become liable or obligated, except as contemplated by this Agreement.

                 (e) Conduct of Business; Liabilities. Prior to the Closing, no Buyer has conducted any business, incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, and whether due or to become due), violated any laws or governmental rules or regulations, or entered into any contracts or agreements other than this Agreement and any other agreements contemplated by such agreements. In addition, prior to the Closing, no Buyer has violated any laws or governmental rules or regulations.

                 (f) Capitalization. The entire authorized, issued and outstanding capital stock of each Buyer is as set forth on the Schedule of Buyers' Capitalization. On consummation of the transactions contemplated by this Agreement, the outstanding shares of Voting Common and Series A Preferred will be as set forth on the Schedule of Buyers' Capitalization. Except as set forth on the Schedule of Buyers' Capitalization, all of such shares will have been duly authorized, validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and are owned of record and beneficially as set forth on the Schedule of Buyers' Capitalization. There are not and, immediately following the closing of the transactions contemplated by this Agreement, there will not be any outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any Buyer to issue, sell or otherwise cause to become outstanding any of its capital stock, except as provided on the Schedule of Buyers' Capitalization, and there will be no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Buyer, except as set forth on the Schedule of Buyers' Capitalization. No Buyer is, and immediately following the Closing Date will not be, a party to any voting trust, shareholder agreement, voting agreement or other understandings with respect to the voting or transfer of capital stock of such Buyer, other than the Stockholders Agreement. Each Buyer is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

                 6.       Indemnification.

                 (a) By Seller Parties. Subject to the limitations set forth in this paragraph 6, each of the Sellers (other than RCI) and Seller Stockholders will indemnify each of the Buyer Indemnified Parties and hold each of the Buyer Indemnified Parties harmless from and against any loss, liability, claim, damage, costs or expenses (including reasonable legal expenses) (collectively, "Losses") which any Buyer Indemnified Party may suffer, sustain or become subject to, resulting from, arising out of or caused by:

                          (i)     any breach by any Seller or Seller
         Stockholder of any representation or warranty set forth in paragraph 3 or 4 (with respect to the RCI Stockholders) of this Agreement;

                          (ii) any liability or obligation of any Seller (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) which is not an Assumed Liability of such Seller (including any such liability that becomes a liability of any Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

                          (iii) any liability or obligation of any Seller which is a Special Excluded Liability (including any such liability that becomes a liability of any Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); or

                          (iv)    any failure of any Seller or Seller
         Stockholder to perform any of the covenants or agreements to be performed by such person under this Agreement.

                 It is understood and agreed by Buyers that, except as expressly provided in this paragraph 6, after the Closing, the Seller Parties will not have any obligation or liability to the Buyer Indemnified Parties, and the Buyer Indemnified Parties will have no claim or recourse against the Seller Parties, as a result of the events or circumstances set forth in paragraph 6(a)(i), (ii), (iii) and (iv) above or otherwise arising out of or in connection with the transactions contemplated by this Agreement (except to the extent such claim or recourse arises out of another agreement to which a Seller Party is a party), it being understood and agreed that the remedies provided for in this paragraph 6 will be the sole and exclusive remedies for any such claim by any Buyer for any such matters, whether such claims are framed in contract, tort or otherwise.

                 (b) By Buyers. Subject to the limitations set forth in this paragraph 6, the Buyers will indemnify the Seller Indemnified Parties and hold them harmless from and against any Losses which any Seller Indemnified Party may suffer, sustain or become subject to, resulting from, arising out of or caused by:

                          (i) any breach by any Buyer of any representation or warranty set forth in paragraph 5 of this Agreement;

                          (ii) any liability or obligation of the Sellers which is an Assumed Liability; or

                          (iii) any failure of any Buyer to perform any of the covenants or agreements to be performed by it under this Agreement.

                 It is understood and agreed by Sellers and Seller Stockholders that, except as expressly provided in this paragraph 6, after the Closing, the Buyers will not have any obligation or liability to the Seller Indemnified Parties, and they will have no claim or recourse against the Buyers, as a result of the events or of circumstances set forth in paragraph 6(b)(i),
(ii) and (iii) above or otherwise arising out of or in connection with the transactions contemplated by this Agreement (except to the extent such claim or recourse arises out of another agreement to which a Buyer is a party), it being understood and agreed that the remedies provided for in this paragraph 6 will be the sole and exclusive remedies for any such claim by the Seller Indemnified Parties for any such matters, whether such claims are framed in contract, tort or otherwise.

                 (c) Limitations. Notwithstanding the foregoing, the Parties liability pursuant to this paragraph 6 will be subject to the following limitations:

                          (i) Basket. The Seller Parties will not be liable for any Losses described in paragraph 6(a)(i) or 6(a)(ii) above unless and until the aggregate amount of all Losses described in such paragraph exceeds $500,000, after which point the Seller Parties will be obligated, to the extent required by this paragraph 6, to indemnify the Buyer Indemnified Parties only to the extent such Losses exceed $250,000.

                          (ii) Survival. The representations and warranties of each of the Parties under this Agreement shall survive the Closing Date (even if any Party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) for a period of one year; provided, however, that the representations contained in paragraph 3(l) shall survive the Closing Date for the statute of limitations applicable to such Taxes, the representations and warranties contained in paragraphs 3(e), 3(w), 4(c) and 5(d) shall survive the Closing Date for a period of two years, and the representations contained in paragraphs 3(a), 3(b), 3(c), 3(f), 3(z), 4(a), 4(b), 4(e), 4(f), 5(a), 5(b), 5(c) and 5(f) shall survive the
         Closing indefinitely (subject to applicable statutes of limitations). The Parties will not be liable for any Losses described in any of paragraphs 6(a) through 6(b) above unless the Indemnified Party (as defined below) has given the Indemnifying Party (as defined below) written notice asserting the misrepresentation, breach or other matter in question on or prior to the expiration of the applicable survival period provided in the previous sentence), and the Indemnifying Party shall have no obligation to indemnify or otherwise compensate the Indemnified Party for any such Losses if the Indemnified Party has failed to give such notice in the manner provided in paragraph 6(c)(iv) (if applicable) and 9(i) prior to such date and the Indemnifying Party shall be obligated to indemnify and compensate the Indemnified Party for all such Losses (including any losses the Indemnified Party may suffer after the end of any applicable survival period) if the Indemnified Party does give such notice prior to such date.

                          (iii) Cap. The Seller Parties will not be liable for any Losses described in paragraph 6(a)(i) or 6(a)(ii) to the extent that the aggregate amount of all Losses described in such paragraphs exceeds $18,000,000.

                          (iv)    Recoupment Under Notes and Preferred Stock.

                                  [a]       In seeking any indemnification to
         which any Buyer Indemnified Party is entitled under this Agreement,
         (I) such Buyer Indemnified Party shall be limited in recouping all or any part of any Losses it may suffer pursuant to paragraphs 6(a)(i) or 6(a)(ii) only by reducing, and (II) such Buyer Indemnified Party shall have the option to recoup all or any part of any Losses it may suffer pursuant to paragraphs 6(a)(iii) or (iv) in cash or otherwise, including by reducing, in each case in good faith after providing Sellers and the Seller Stockholders with the opportunity to dispute such indemnification obligation as set forth below, the amount outstanding first under the Junior Subordinated Notes and then under the Buyer Preferred Stock. This shall affect the timing and amount of payments required under the Junior Subordinated Notes in the same manner as if the Domestic Buyer had made a permitted prepayment (without premium or penalty) thereunder. After amounts have been set off under the Junior Subordinated Notes equal to the total obligations under such Junior Subordinated Notes, such indemnification shall be accomplished by canceling shares of the Buyer Preferred Stock. The Buyers and the Buyer Indemnified Parties agree that their sole and exclusive remedy against Sellers, Seller Stockholders and the RCI Stockholders for such Losses pursuant to paragraphs 6(a)(i) or 6(a)(ii) shall be to set off in the manner provided in this paragraph 6(c)(iv) the principal payments due under the Junior Subordinated Notes and then the amounts due under the Buyer Preferred Stock. Such setoff shall be made against each of the outstanding Junior Subordinated Notes and shares of Buyer Preferred Stock in proportion to their original principal amount or number of shares, as applicable; provided, however, that any such set off for a breach of the representations and warranties made under paragraph 4 shall only apply to the RCI Stockholder who breached the applicable representation and warranty.

                                  [b]      Buyers agree to provide Sellers and
         the RCI Stockholders written notice of Buyers' good faith intention to reduce the amount outstanding under the Junior Subordinated Notes or Buyer Preferred Stock pursuant to this paragraph 6 (each a " Notice of Claim"). On the 30th day after the date the Sellers and the RCI Stockholders receive a copy of a Notice of Claim as provided herein, or earlier, if the Sellers and the RCI Stockholders consent in writing to such proposed set off, Buyers shall have the right to set off against the Junior Subordinated Notes (and thereafter against the Buyer Preferred Stock) an amount equal to the amount set forth in the Notice of Claim, unless prior to such day the Buyers receive written notice from Sellers and the RCI Stockholders of a dispute as to the right to payment for such claim ("Notice of Dispute"). The Notice of Dispute shall state in detail the extent and basis of Sellers and the RCI Stockholders objection to the claim including, if applicable, the reasons Sellers and the RCI Stockholders believe that such claim is not covered by the indemnification obligations of Sellers and the RCI Stockholders. If the Sellers and the RCI Stockholders deliver a timely Notice of Dispute, Buyer shall not have the right to set off against the Junior Subordinated Notes or Buyer Preferred Stock until such time as the dispute has been resolved as provided in paragraph 6(c)(v).

                          (v)     Arbitration Procedure.

                                  [a]      The Buyers and the Seller Parties
         agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for damages arising out of the provisions of paragraphs 6(a) and 6(b) (the "Disputes"). Nothing in this paragraph 6(c) shall prohibit a Party hereto from instituting litigation to enforce any Final Determination (as defined below) or availing itself of the other remedies set forth in paragraph 9(k) below. The Parties hereby agree and acknowledge that, except as otherwise provided in this paragraph 6(c) or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of, Illinois law.

                                  [b]      In the event that any Party asserts
         that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the Party delivering such notice of Dispute (the " Disputing Person") may, within 30 business days after delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a " Notice of Arbitration") and by filing a copy of such Notice of Arbitration with the Chicago office of the American Arbitration Association. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

                                  [c]      The Seller Party (or the Seller
         Parties, as the case may be) on the one hand and the Buyer (or the Buyers, as the case may be) on the other hand each shall select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Seller's Arbitrator" and "Buyer's Arbitrator," respectively). In the event that either Party fails to select an independent arbitrator as set forth herein within 20 days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other Party. Seller's Arbitrator and Buyer's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this paragraph 6(c)(v). If Seller's Arbitrator and Buyer's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Seller's Arbitrator and Buyer's Arbitrator shall each prepare a list of three independent arbitrators. Seller's Arbitrator and Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Seller's Arbitrator and Buyer's Arbitrator.

                                  [d]      The arbitrator(s) selected pursuant
         to paragraph [c] will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if the Buyers submit a claim for $1,000, and if the Seller Parties contest only $500 of the amount claimed by the Buyers, and if the arbitrator(s) ultimately resolves the dispute by awarding the Buyers $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e. 300 / 500) to the Seller Parties and 40% (i.e.
         200 / 500) to the Buyers.

                                  [e]      The arbitration shall be conducted
         under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of all of the Parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the " Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all Parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any Party and to correct manifest clerical errors.

                                  [f]      The Buyers and the Seller Parties
         may enforce any Final Determination in any state or federal court having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each Party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum.

                 (d)      Matters Involving Third Parties.

                          (i)     If any third party shall notify any Party
(the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this paragraph 6, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder, except to the extent the Indemnifying Party thereby is prejudiced. Such notice shall describe the claim, the amount thereof (to the extent then known and quantifiable), and the basis thereof, in each case to the extent known to the Indemnified Party.

                          (ii)    Any Indemnifying Party will have the right at
any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from or in connection with the Third Party Claim, (B) the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                          (iii)   Unless and until an Indemnifying Party
assumes the defense of the Third Party Claim as provided in paragraph 6(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

                          (iv)    If the Indemnifying Party has the right, but
does not assume control of defense of any claim in accordance with this paragraph 6(d), then the Indemnifying Party may nonetheless participate (at its own expense) in the defense of such claim and the Indemnified Party will consult with the Indemnifying Party in respect of such defense. If the Indemnifying Party has the right and does assume control of defense of any claim in accordance with this paragraph 6(d), then the Indemnified Party may nonetheless participate (at its own expense) in the defense of such claim and the Indemnifying Party will consult with the Indemnified Party in respect of such defense.

                          (v)     So long as the Indemnifying Party is
conducting the defense of the Third Party Claim in accordance with paragraph 6(d)(ii) above, (A) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (B) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                 (e) Treatment of Indemnification Payments and Calculation of Losses. Each Party will treat all payments made pursuant to this paragraph 6(e) as adjustments to the Purchase Price for all purposes. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Losses for purposes of this paragraph 6. The amount of any Loss for which indemnification is provided under this paragraph 6 shall be net of any amounts recovered by the Indemnified Party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt or accrual of indemnity payments hereunder (grossed up for such increase) and
(ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnified Party has actually realized such cost or benefit. For purposes of this Agreement, an Indemnified Party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Party is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnified Party would be required to pay but for the receipt or accrual of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the Indemnified Party's liability for Taxes and payments between the Seller Parties and the Buyers to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a form 870-AD or successor form) with respect to the Indemnified Party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes.

                 7. Noncompetition and Nonsolicitation. As an inducement to Buyers to enter into this Agreement and consummate the transactions contemplated hereby, each Seller Party agrees as follows:

                 (a) During the period from the Closing to and including the fifth anniversary of the Closing Date (the "Noncompete Period"), such Seller Party shall not have any affiliation (as defined below) with any Person, corporation, partnership or other business entity or enterprise anywhere in the world (other than the Buyers and their Affiliates) which engages in the design, manufacture, marketing or sale of die cast replicas of vehicles; provided that nothing contained herein shall be construed to prohibit such Seller Party from purchasing (A) securities of the Buyers or (B) up to an aggregate of 5% of any class of the outstanding voting securities of any Person whose securities are listed on a national securities exchange or traded in NASDAQ (a "Public Company") or up to an aggregate of 10% of any other class of securities of any Public Company (including, for purposes of calculating the percentage of such securities which may be purchased by Seller, the securities of such Public Company then owned by all Affiliates of Seller to the extent such Persons are acting in concert or otherwise constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act) if such Seller Party does not have an active role in the management of such Public Company, it being understood that the exercise of voting rights with respect to any such voting securities, in and of itself, shall not constitute such a role. For purposes of this subparagraph (a), the term "affiliation" shall mean any direct or indirect interest in such entity or enterprise, whether as an officer, director, employee, investor, partner, stockholder, sole proprietor, trustee, consultant, agent, representative, broker, promoter or otherwise; and

                 (b) During the Noncompete Period, such Seller Party shall not, and shall not permit any of his or its Affiliates to (i) induce or attempt to induce any employee of any Buyer or its Subsidiaries to leave the employ of any Buyer or its Subsidiaries, or in any way interfere with the relationship between any Buyer or its Subsidiaries and any employee thereof, (ii) hire directly or through an Affiliate any person who, to such Person's knowledge, was an employee of any Buyer or its Subsidiaries within one year prior to the time such employee was hired by such Person, or (iii) induce or attempt to induce any customer, supplier, licensor, licensee or other business relation of any Buyer or its Subsidiaries to cease doing business with any Buyer or its Subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensor, licensee or business relation of any Buyer or its Subsidiaries.

                 (c) Notwithstanding anything in this paragraph 7 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this paragraph 7 are found by a final order of a court of competent jurisdiction to be unreasonable or otherwise unenforceable under circumstances then existing, each Seller Party agrees that the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the Parties that the restrictions contained herein shall be effective to the fullest extent permissible. Each Seller Party acknowledges and agrees that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of paragraphs 7 (a) or (b) and that, in such event, Buyers or its successors or assigns may, in addition to any other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of the provisions of this paragraph 7 (including the extension of the Noncompete Period applicable to any Seller Party by a period equal to the length of court proceedings necessary to stop such violation). Any injunction shall be available without the posting of any bond or other security. Each Seller Party agrees that the restrictions contained in this paragraph 7 are reasonable in all respects.

                 8.       Confidentiality and Access to Records.

                 (a) The Seller Stockholders and the Sellers will use their best efforts to maintain the confidentiality of all Confidential Information they obtain regarding the Buyers and their Affiliates. Each Seller Stockholder agrees to use its best efforts to maintain the confidentiality of all Confidential Information regarding the Sellers. In the event of the breach of any of the provisions of this paragraph 8, the non-breaching party, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief (without the posting of bond or other security) in order to enforce or prevent any violations of the provisions hereof.

                 (b) In the event that any Party reasonably believes after consultation with counsel that it is required by law to disclose any Confidential Information described in this paragraph 8, the disclosing party will (i) provide the other Party with prompt notice before such disclosure in order that such other Party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) cooperate with the other Party in attempting to obtain such order or assurance.

                 (c) Where there is a legitimate purpose not injurious to the other party and not related to prospective competition by such party with the other party or if there is an audit by the Internal Revenue Service, other governmental inquiry, or litigation or prospective litigation to which Sellers or Seller Stockholders, on the one hand, and Buyers, on the other hand, is, or may become, a party, making necessary Sellers' or Seller Stockholders' access to the records of or relating to the Acquired Assets held by the Buyers or making necessary Buyers' access to records of or relating to the Acquired Assets held by Sellers or Seller Stockholders, each party, as the case may be, will allow representatives of the other party access to such records during regular business hours at such party's place of business for the sole purpose of obtaining information for use as aforesaid; provided that the Sellers or Seller Stockholders access to such records will be limited to records relating only to periods prior to the Closing Date. Either party may at any time dispose of the records in its possession relating to any of the Acquired Assets, Assumed Liabilities or the transactions contemplated herein in accordance with their respective record retention policies; provided that either party may, at its own cost and expense, retain, or make arrangements for the retention of, records in the possession of the other party to which it would have a right of access under this paragraph (c), if it notifies in writing the other party that it desires to obtain such records.

                 9.       Miscellaneous.

                 (a) Reimbursement of Tax Liabilities. Notwithstanding anything in this Agreement to the contrary, in the event (i) the sum of (A) the Cash held by DM and RCI as of the Closing, plus (B) all distributions made by RCI and DM directly or indirectly to or on behalf of the Seller Stockholders, whether as dividends or other distributions, in redemption of or to purchase RCI Shares or DM shares or other equity interests from and after February 1, 1996 (except for payments of salary and reimbursement of reasonable business expenses, each in the Ordinary Course of Business), is less than (ii) Interim Period Taxes, the Domestic Buyer will cause RCI to pay to the Seller Stockholders an amount equal to such difference (as and when any Seller Stockholder pays any portion of such difference). For purposes of the preceding sentence, the Parties agree that the special cash bonuses aggregating $2,389,218 payable to certain employees of RCI will be paid by increasing RCI's Indebtedness for Borrowed Money (rather than by using Cash held by RCI). The Sellers shall provide written notice of the estimated amount of any such difference at least three days prior to the Closing. "Interim Period Taxes" means an amount equal to the difference of (x) the aggregate amount of federal and state income Taxes for which the RCI Stockholders are liable with respect to the taxable income of RCI and DM for the portion of the 1996 taxable year ending on the Closing Date, minus (y) the aggregate amount of federal and state income Taxes for which the RCI Stockholders would have been liable with respect to the taxable income of RCI and DM for the portion of the 1996 taxable year ending on the Closing Date if RCI and DM had no taxable income for the portion of the 1996 taxable year ending on the Closing Date other than income arising as a direct result of the transactions contemplated by this Agreement.

                 (b) Post-Closing Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyers and Sellers for certain tax matters following the Closing Date:

                          (i) Prorations. All real property taxes, personal property taxes, ad valorem obligations and similar taxes imposed on a periodic basis, in each case levied with respect to the Acquired Assets, other than conveyance taxes provided for in paragraph 9(b)(ii), for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Sellers and Buyers as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Sellers shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period. Within 90 days after the Closing, Sellers and Buyers shall present a reimbursement to which each is entitled under this paragraph 9(b)(i) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the Party owing it to the other within 10 days after delivery of such statement. Thereafter, Sellers shall notify Buyers upon receipt of any bill for real or personal property taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to the appropriate Buyer who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre-Closing Tax Period, Sellers shall also remit prior to the due date of assessment to the appropriate Buyer payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that any Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this paragraph 9(b)(i), the reimbursing party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this paragraph and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid. For purposes of this paragraph 9(b)(i), with respect to any taxable period that begins before and ends after the Closing Date, "Pre-Closing Tax Period" means the period beginning with the first day of such taxable period and ending on (and including) the Closing Date, and " Post-Closing Tax Period" means the period beginning on the day after the Closing Date and ending on the last day of such taxable period.

                          (ii) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other similar taxes and fees, and, if required by applicable law, the Buyers will, and will cause their Affiliates to, join in the execution of any such tax returns and other documentation.

                          (iii) Cooperation on Tax Matters. Buyers, Sellers and Seller Stockholders shall cooperate fully, as and to the extent reasonably requested by any Party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyers, Sellers and Seller Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Sellers relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by any Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the appropriate Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if such Party so requests, such Buyer or Seller, as the case may be, shall allow such Party to take possession of such books and records.

                          (iv)    RCI Tax Matters.

                                  [a]      The RCI Stockholders shall prepare
         or cause to be prepared and file or cause to be filed all Tax Returns for RCI for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The RCI Stockholders shall permit the Domestic Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing.

                                  [b]      The Domestic Buyer shall prepare or
         cause to be prepared and file or cause to be filed all Tax Returns for RCI for all periods beginning before and ending after the Closing Date. The Domestic Buyer shall permit the RCI Stockholders to review and comment on each such Tax Return described in the preceding sentence prior to filing.

                                  [c]      Except as provided in paragraph
         9(iv)[e], the RCI Stockholders have responsibility for any and all Taxes of RCI for any Tax period or portion thereof ending on or before the Closing Date. The RCI Stockholders shall reimburse the Domestic Buyer for Taxes of RCI with respect to all periods or portions thereof ending on or prior to the Closing Date within fifteen (15) days of payment by the Domestic Buyer.

                                  [d]      For purposes of this paragraph
         9(b)(iv), in the case of any Taxes of RCI that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax of RCI based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. For purposes of this paragraph 9(b)(iv), in the case of any Tax credit of RCI relating to a Taxable period that begins before and ends after the Closing Date, the portion of such Tax credit which relates to the portion of such Taxable period ending on the Closing Date shall be the amount which bears the same relationship to the total amount of such Tax credit as the amount of Taxes described in
         (y) above bears to the total amount of Taxes for such Taxable period. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the RCI.

                                  [e]   (i)     The RCI Stockholders and the
         Domestic Buyer shall jointly make a timely election under Section 338(h)(10) of the Code, and any applicable corresponding or similar provisions of state or local law, including any provisions corresponding to Section 338(g) of the Code (the "338(h)(10) Elections"), with respect to the acquisition of the RCI Shares. The RCI Stockholders and the Domestic Buyer shall jointly prepare Internal Revenue Service Form 8023-A with respect to RCI, and such other forms and schedules as are necessary or required to make the 338(h)(10) Elections, and each Seller and the Domestic Buyer shall execute such Form 8023-A, and shall take all such other acts as are necessary to make or perfect such 338(h)(10) Elections. The allocation of the Purchase Price among RCI's assets shall be made in accordance with
         Section 338 of the Code and applicable Treasury Regulations thereunder. The Parties agree that the fair market value of RCI's assets shall be determined jointly by the Domestic Buyer and the RCI Stockholders reasonably and in good faith, and such valuations shall be used by the Parties in allocating the Purchase Price and in preparing (a) Form 8023-A and the schedules attached thereto for each of the Domestic Buyer and the RCI Stockholders, and (b) all Tax Returns. The RCI Stockholders are responsible for all Taxes resulting from the 338(h)(10) Elections, other than Taxes imposed by Section 1374 of the Code and corresponding state and local provisions.

                                        (ii)    The Domestic Buyer shall cause
RCI to make an additional payment to the RCI Stockholders in an amount equal to the amount the RCI Stockholders' federal, state and local income taxes resulting directly from the payment of the Purchase Price and the 338(h)(10) Elections are greater than the federal, state and local income taxes which would have been imposed on the RCI Stockholders with respect to the transactions contemplated herein had the 338(h)(10) Elections not been made (such excess amount referred to herein as the "Tax Detriment"). The computation of the Tax Detriment shall take into account any Tax benefit or detriment to the RCI Stockholders resulting from (1) any increase in the deemed sale price of RCI's assets as a result of any liability of RCI for Taxes imposed under Code Section 1374 or any similar provision of state or local law,
(2) any increase in the RCI Stockholders' adjusted basis in the stock of RCI as a result of any increase in income or gain recognized by RCI as a result of any increase in deemed sale price described in clause (1) above, (3) any loss allowed pursuant to Code Section 1366(f)(2), and (4) any reduction in the RCI Stockholders' adjusted basis in the RCI stock pursuant to Code Section 1367 as a result of clause (3) above. The following procedure shall be implemented to determine the amount and payment of the Tax Detriment:

                                                (A)    The Domestic Buyer will
prepare and deliver to the RCI Stockholders a computation of the Tax Detriment. For purposes of determining the Tax Detriment, (y) the state income tax rate used in calculating the amount of any state income taxes imposed on the RCI Stockholders shall be the highest marginal rate applicable to residents of Illinois on the Closing Date, (z) the federal income tax rate used to calculate the federal income tax that would have been or will be imposed on gains from the sale of any capital asset shall be the federal income tax rate applicable to the sale of such item on the Closing Date. If the RCI Stockholders disagree with the computation of the Tax Detriment, the RCI Stockholders may within thirty (30) days after receipt of the computation of the Tax Detriment, deliver a notice (a "Tax Detriment Objection Notice") to the Domestic Buyer setting forth the RCI Stockholders' calculation of the Tax Detriment. The Domestic Buyer and the RCI Stockholders shall use reasonable efforts to resolve any disagreements as to the computation of the Tax Detriment, but if they do not obtain a final resolution within thirty (30) days after the Domestic Buyer has received the Tax Detriment Objection Notice, the Domestic Buyer and the RCI Stockholders will jointly retain an accounting firm acceptable to both parties. The Domestic Buyer and the RCI Stockholders shall direct such accounting firm to render a determination within fifteen (15) days of its retention and the Domestic Buyer, the RCI Stockholders and their respective employees and agents will cooperate with such accounting firm during its engagement. Such accounting firm will consider only those items and amounts in the Domestic Buyer's computation of the Tax Detriment set forth in the Tax Detriment Objection Notice which the Domestic Buyer and the RCI Stockholders are unable to resolve. Such accounting firm's determination will be based on the procedure set forth herein to determine the Tax Detriment. The determination of such accounting firm will be conclusive and binding upon the Domestic Buyer and the RCI Stockholders. RCI, on the one hand, and the RCI Stockholders, on the other hand (pro rata among the RCI Stockholders based on the number of RCI Shares sold) will each pay one half of the fees and expenses of such accounting firm. The amount of the Tax Detriment, as finally determined pursuant to this Section 10(b)(iv)(E)(ii), is referred to herein as the "Actual Tax Detriment Payment."

                                                (B)   The Domestic Buyer shall
cause RCI to deliver to the RCI Stockholders (pro rata among the RCI Stockholders) the Actual Tax Detriment Payment not later than April 10, 1997.

                 (c) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties.

                 (d) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                 (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof; provided, however, that the Confidentiality Agreement shall survive the execution and delivery of this Agreement.

                 (f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that any Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Subsidiaries or any of its or their successors, (ii) assign its rights hereunder (including its right to indemnification) for collateral security purposes to any source of Indebtedness for Borrowed Money and all extensions, renewals, replacements, refinancings and refundings thereof in whole or in part and (iii) designate one or more of its Subsidiaries to perform its obligations hereunder (in any or all of which cases such Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                 (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (i) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                          If to the Sellers or the Seller Stockholders:

                          c/o Racing Champions, Inc.
                          800 Roosevelt Road
                          Building C
                          Suite 320
                          Glen Ellyn, IL 60137
                          Fax:  708-790-9474
                          Attn:  President
                          with a copy to:

                          Reinhart, Boerner, Van Deuren,
                          Norris & Rieselbach, s.c.
                          1000 North Water Street, Suite 2100
                          Milwaukee, WI 53202
                          Fax:  414-298-8097
                          Attn:   Michael T. Pepke

                          If to the Buyers:

                          c/o Collectible Champions, Inc.
                          800 Roosevelt Road
                          Building C
                          Suite 320
                          Glen Ellyn, IL 60137
                          Fax:  708-790-9474
                          Attn:  President

                          with a copy to:

                          Willis, Stein & Partners, L.P.
                          227 West Monroe Street
                          Suite 4300
                          Chicago, IL  60606
                          Fax:    312-422-2424
                          Attn:   Avy H. Stein
                                  Daniel Gill

                          with a copy to:

                          Kirkland & Ellis
                          200 East Randolph Drive
                          Chicago, IL 60601
                          Fax:  312-861-2200
                          Attn:   John A. Weissenbach
                                  Sanford E. Perl

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                 (j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                 (k) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of covenants of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agree that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the covenants of this Agreement and to enforce specifically the covenants contained in Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity, other than claims for monetary relief, which shall be governed by the terms of paragraph 6 hereof. It is the intent of the Parties that no claims for breaches of representations and warranties be made pursuant to this paragraph, but rather that any such claims be made only pursuant to paragraph 6 above.

                 (l) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers, the Sellers and Seller Stockholders. The Sellers may consent to any such amendment at any time prior to the Closing with the prior authorization of each of their respective Boards of Directors. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                 (m) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                 (n) Expenses. Except as otherwise provided herein, the Buyers, the Sellers and the Seller Stockholders will each pay all of their own expenses (including fees and expenses of legal counsel, accountants, investment bankers, brokers or other representatives and consultants and appraisal fees and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby and the performance of its or their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (whether consummated or not); it being understood that the Buyers will reimburse the Seller Parties at the Closing for all reasonable fees and expenses of the Seller Parties incurred in connection with this Agreement and the other agreements contemplated hereby and the performance of its or their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (including the fees and expenses set forth on the Schedule of Expenses) if all such transactions are consummated.

                 (o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

                 (p) Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                 (q) Employee Benefits Matters. The Domestic Buyer will cause RCI to adopt and assume at and as of the Closing each of the Employee Benefit Plans maintained by DM which is set forth on the Schedule of Assumed Benefit Plans and each trust, insurance contract, annuity contract or other funding arrangement that DM has established with respect thereto. The Foreign Buyer will adopt and assume at and as of the Closing Date each of the Employee Benefit Plans maintained by RCL, GSI and HIL which is set forth on the Schedule of Assumed Benefit Plans and each trust, insurance contract, annuity contract or other funding arrangement that such Sellers have established with respect thereto. The Foreign Buyer shall offer employment to all employees of RCL, GSI and HIL on terms at least equal to those on which such employees are employed at the time of the Closing. The Buyers will ensure that the Employee Benefit Plans to be assumed by the Buyers treat employment by any of the Sellers prior to the Closing Date the same as employment with any of the Buyers from and after the Closing Date for purposes of eligibility, vesting, and benefit accrual. DM will transfer (or cause the plan administrators and trustees to transfer) at or promptly following the Closing all of the corresponding assets associated with the Employee Benefit Plans of DM that the Domestic Buyer is adopting and assuming. RCL, GSI and HIL will transfer (or cause the plan administrators and trustees to transfer) at and as of the Closing all of the corresponding assets associated with the Employee Benefit Plans of such Sellers that the Foreign Buyer is adopting and assuming.

                 (r)      Transfer of Restricted Securities.

                          (i)     Each certificate or instrument representing
Restricted Securities shall be imprinted with a legend in substantially the following form:

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Asset and Stock Purchase Agreement, dated as of April 30, 1996, by and among Collectible Champions, Inc. (the "Company"), certain investors in the Company and certain other parties, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

                          (ii)    Restricted Securities are transferable only
pursuant to (A) public offerings registered under the Securities Act, (B) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (C) subject to the conditions specified in paragraph 9(r)(iii) below, any other legally available means of transfer.

                          (iii)   In connection with the transfer of any
Restricted Securities (other than a transfer described in clauses (ii)(A) or (ii)(B) above), the holder thereof shall deliver written notice to the Domestic Buyer describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel reasonably satisfactory to the Domestic Buyer to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act.
In addition, if the holder of the Restricted Securities delivers to the Domestic Buyer an opinion of counsel satisfactory to the Domestic Buyer that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Domestic Buyer shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 9(r)(i) above. If the Domestic Buyer is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Domestic Buyer in writing its agreement to be bound by the conditions contained in this paragraph 9(r). Upon the request of any Seller or Seller Stockholder, the Domestic Buyer shall promptly supply to such Person or its prospective transferees all information regarding the Domestic Buyer required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.
Upon the request of any holder of Restricted Securities, the Domestic Buyer shall remove the foregoing legend from the certificates for such holder's Restricted Securities; provided that such Restricted Securities are eligible for sale pursuant to Rule 144(k) of the Securities and Exchange Commission.

                          (iv)    Transfer of Restricted Securities is also
subject to the restrictions thereon set forth in the Stockholders Agreement.

                 (s) Bulk Transfer Laws. The Buyers acknowledge that the Sellers will not comply with the provisions of any bulk transfer laws or similar laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

                 (t) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Chicago, Illinois, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each of RCL, GSI, HIL and Chung appoints the Foreign Buyer (the "Process Agent") as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in
Section 9(i) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in
Section 9(i) above. Nothing in this Section 10(t), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                 (u) Change of Name. Within 35 days following Closing, RCL shall change its name to a name that does not include the words "Racing Champions" or a variation thereof. RCL shall also immediately cease to use, and thereafter refrain from using, a name with the words "Racing Champions" or any variation thereof; provided that RCL may continue to use the name "Racing Champions Limited" in connection with that certain golf club membership in Hong Kong which is currently under the name "Racing Champions Limited."

                 *          *          *          *          *

                 IN WITNESS WHEREOF, the Parties hereto have executed this Asset and Stock Purchase Agreement as of the date first above written.

                                        COLLECTIBLE CHAMPIONS, INC.



                                        BY /s/ Daniel M. Gill
                                           -------------------
                                        Its
                                           -------------------

                                           BANERJAN COMPANY LIMITED



                                        BY /s/ Avy H. Stein
                                           -------------------
                                        Its
                                           -------------------

                                        RACING CHAMPIONS, INC.


                                        BY /s/ Robert E. Dods
                                           -------------------
                                        Its
                                           -------------------

                                        DODS-MEYER, LTD.


                                        BY /s/ Boyd L. Meyer
                                           -------------------
                                        Its
                                           -------------------

                                           RACING CHAMPIONS LIMITED


                                        BY /s/ Peter K. K. Chung
                                           ---------------------
                                        Its
                                           ---------------------

     [CONTINUATION OF SIGNATURE PAGE TO ASSET AND STOCK PURCHASE AGREEMENT]



                                        GARNETT SERVICES, INC.


                                        BY /s/ Peter K. K. Chung
                                           ---------------------
                                        Its
                                           ---------------------

                                           HOSTEN INVESTMENT LIMITED


                                        BY /s/ Peter K. K. Chung
                                           ---------------------
                                        Its
                                           ---------------------

                                        /s/ Robert E. Dods
                                        ------------------
                                        Robert Dods


                                        /s/ Boyd L. Meyer
                                        ------------------
                                        Boyd Meyer


                                        /s/ Peter K.K. Chung
                                        --------------------
                                        Peter Chung